SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 5, 2005

VENTIV HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-30318 52-2181734 ------------------------------------- ------------------------------------ (Commission File Number) (I.R.S. Employer Identification No.)

VANTAGE COURT NORTH
200 COTTONTAIL LANE
SOMERSET, NEW JERSEY 08873
(Address of Principal Executive offices) (Zip Code)

(800) 416-0555
(Registrant's Telephone Number, Including Area Code

N/A
(Former Name or Former Address, if changed Since Last Report)

VENTIV HEALTH, INC.
CURRENT REPORT ON FORM 8-K

Item 1.01. Entry into a Material Definitive Agreement.

On August 5, 2005, Ventiv Health, Inc. (“Ventiv”) entered into a definitive agreement (the “Agreement”) with Pharmaceutical Resource Solutions LLC (“PRS”) for the acquisition of substantially all of the assets of PRS. PRS is a leading provider of compliance management and marketing support services based in Horsham, Pennsylvania. The acquisition was completed simultaneously with the execution of the Agreement.

The closing consideration for the acquired assets consisted of $9,284,831 in cash (taking into account an estimated working capital adjustment), 186,943 unregistered shares of common stock of Ventiv having an assigned value of $3,900,000 and the assumption of specified short-term liabilities of PRS. The purchase price also includes an earn-out provision pursuant to which PRS will become entitled to additional consideration, which may be material, if the acquired business achieves specified financial targets during 2005 and 2006. A portion of this additional consideration may, at Ventiv’s option, be satisfied by the issuance of shares of Ventiv common stock.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing the PRS acquisition is being furnished pursuant to Regulation FD. The information in the press release shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the press release shall not be deemed to be incorporated by reference into Ventiv’s filings under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing.

Item 9.01 Financial Statements and Exhibits

(c) The following document is filed as an exhibit to this report:

 Exhibit No. Description

99.1   Press release dated August 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTIV HEALTH, INC.

By: /s/ John R. Emery -------------------------------------------- Date: August 11, 2005 Name: John R. Emery Title: Chief Financial Officer (Principal Accounting and Financial Officer)